UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2012

MANPOWER INC.
(d/b/a ManpowerGroup)
(Exact name of registrant as specified in its charter)

Wisconsin	1-10686	39-1672779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Manpower Place
Milwaukee, Wisconsin	53212
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (414) 961-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 15, 2012,  ManpowerGroup (the “Company”)  entered into a severance agreement with Jonas Prising.  This severance agreement replaces a similar agreement that was set to expire on May 11, 2012.  The new severance agreement expires on May 11, 2015, three years from the expiration date of the severance agreement it replaces.  Aside from the new term, the severance agreement is in substantially the same form as the severance agreement it replaces with certain other minor modifications including the following change:

•
Under the severance agreement, upon the executive’s (i) involuntary termination (other than for “cause”), (ii) voluntary termination for “good reason” or (iii) termination due to the death or disability of the executive, the executives are entitled to receive a prorated incentive for the year in which termination occurs.  Previously, Mr. Prising was entitled to receive his target annual incentive.

The foregoing description of the severance agreements is qualified in its entirety by reference to the severance agreements filed therewith as exhibit 10.1 which is incorporated by reference into this Item 5.02.

Item 9.01.                      Exhibits.

Exhibit No.	Description
10.1	Amended and Restated Severance Agreement dated February 15, 2012 between the Company and Jonas Prising.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MANPOWER INC.
(d/b/a ManpowerGroup)

Dated: 02/15/2012	By:	/s/ Kenneth C. Hunt
Kenneth C. Hunt Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amended and Restated Severance Agreement dated February 15, 2012 between the Company and Jonas Prising.